Exhibit 5.1

June 5, 2024

Canopy Growth Corporation 1 Hershey Drive Smiths Falls, ON K7A 0A8 Canada

Dear Sirs/Mesdames:

Re:	Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as Canadian counsel to Canopy Growth Corporation, a corporation incorporated under the federal laws of Canada (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Act”) of the offer and sale by the Company from time to time of: (A) common shares, without par value, of the Company (the “Common Shares”); (B) non-voting and non-participating exchangeable shares of the Company (the “Exchangeable Shares”); (C) debt securities of the Company (the “Debt Securities”); (D) warrants (the “Warrants”) exercisable to acquire Common Shares, Exchangeable Shares, Debt Securities or Units (as defined below); (E) subscription receipts exchangeable for Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof (the “Subscription Receipts”); or (F) securities comprised of more than one of Common Shares, Exchangeable Shares, Debt Securities, Subscription Receipts, and/or Warrants offered together as a unit (the “Units”, and collectively with the Common Shares, the Exchangeable Shares, the Debt Securities, the Warrants and the Subscription Receipts, the “Securities”).

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

Examinations and Investigations

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise. We have also assumed the legal power, capacity and authority for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power, capacity and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered in accordance with Applicable Law (as defined below) by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. We have not undertaken any independent investigations to verify the accuracy or completeness of any of the foregoing assumptions.

Assumptions

For the purposes of this opinion letter, we have also assumed that:

1.	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded;

2.	a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby;

3.	all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

4.	any definitive purchase, underwriting or similar agreement with respect to any Securities offered pursuant to the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

5.	any securities issuable upon exercise or conversion of any Securities being offered pursuant to the Registration Statement will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise or conversion;

6.	at the time of any offering or sale of any Securities comprised of, in whole or in part, Common Shares or Exchangeable Shares, as of the date of the issuance of any Common Shares or Exchangeable Shares issuable upon exercise of such Securities, there will be sufficient Common Shares or Exchangeable Shares, as applicable, authorized and unissued under the Company’s then operative articles (the “Articles”) and not otherwise reserved for issuance;

7.	at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance;

8.	at the time of issuance of the Securities, the Articles and then operative by-laws of the Company (together with the Articles, the “Constating Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof;

9.	any Debt Securities Indenture (defined below), Warrant Indenture (defined below), Subscription Receipt Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms;

10.	the Debt Securities Indenture, including any certificates representing the Debt Securities, the Warrant Indenture, including any certificates representing the Warrants, the Subscription Receipt Agreement, including any certificates representing the Subscription Receipts, and the Unit Agreement are governed by Ontario law, and that such choice of governing law is a valid and legal provision;

11.	that the offering, issuance, terms, execution and delivery of the Securities:

(a)	do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound, including the Constating Documents, or violations of applicable statutes, rules, regulations (including of a stock exchange or self regulatory organization) or court or governmental orders;

(b)	are exempt from or not subject to the prospectus requirement under securities laws applicable in Ontario; and

(c)	comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

12.	the board of directors of the Company (the "Board"), including any appropriate committee appointed thereby, and appropriate officers of the Company will take all necessary corporate action to approve the issuance, if any, of each respective Security that is offered, sold and issued and such action will be consistent with the procedures and terms described in the Registration Statement and in accordance with the Constating Documents, Applicable Law, and the rules and regulations of the stock exchanges on which the Company’s securities are listed or quoted for trading;

13.	that in the event the Securities are sold pursuant to a Debt Securities Indenture, Warrant Indenture, Subscription Receipt Agreement or Unit Agreement, such agreement will be filed as an exhibit to the Registration Statement under the Current Report on Form 8-K; and

14.	that at the time of distribution of, or trade in, Securities, no order, ruling or decision is in effect that restricts any trade in such Securities or that affects anyone who engages in any such trade.

We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.	With respect to Common Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Constating Documents, either (i) against payment therefor in an amount not less than such consideration determined by the Board and permitted under Applicable Law then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Board and permitted under Applicable Law then if effect), the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.	With respect to Exchangeable Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Exchangeable Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Constating Documents, either (i) against payment therefor in an amount not less than such consideration determined by the Board and permitted under Applicable Law then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Board and permitted under Applicable Law then if effect) and assuming the Common Shares issuable upon conversion of the Exchangeable Shares have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with Applicable Law, the Exchangeable Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.	With respect to Debt Securities offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (b) an indenture in respect of Debt Securities (a “Debt Securities Indenture”) has been duly authorized, executed and delivered by the Company in accordance with Applicable Law, and (c) the Debt Securities, or certificates representing the Debt Securities, as the case may be, have been duly executed and delivered in accordance with Applicable Law against payment therefor in accordance with the provisions of the Debt Securities Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Debt Securities have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with Applicable Law), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant indenture in respect thereof (a “Warrant Indenture”) has been duly authorized, executed and delivered by the Company in accordance with Applicable Law, and (c) the certificates representing the Warrants have been duly executed and delivered in accordance with Applicable Law against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with Applicable Law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a subscription receipt agreement in respect thereof (a “Subscription Receipts Agreement”) has been duly authorized, executed and delivered by the Company in accordance with Applicable Law, and (c) the certificates representing the Subscription Receipts have been duly executed and delivered in accordance with Applicable Law against payment therefor in accordance with the provisions of the Subscription Receipts Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with Applicable Law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to Units, assuming that (a) any Common Shares that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraph 1 above, and any Exchangeable Shares that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraph 2 above, (b) any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, (c) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, (d) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 5 above, and (e) when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable agreement with respect to the Units or the components thereof has been duly authorized, executed and delivered by the Company in accordance with Applicable Law (a “Unit Agreement”), and (iii) certificates representing the Units or the components thereof have been duly executed and delivered in accordance with Applicable Law against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will be duly and validly issued and the Unit Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Qualifications

Our opinions expressed herein are subject to the following qualifications:

(a)	the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)	no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

(c)	no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(d)	no opinion is given with respect to rights to indemnity and contribution;

(e)	the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

(i)	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(ii)	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(iii)	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

(iv)	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

(v)	the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)	a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably;

(h)	the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid; and

(i)	the enforceability of the Debt Securities Indenture, Warrant Indenture, Subscription Receipt Agreement or Unit Agreement is subject to the limitations contained in the Limitation Act, 2002 (Ontario) and a court may find any provision thereof to be unenforceable as an attempt to vary or exclude a limitation period under the Limitation Act, 2002 (Ontario).

The foregoing opinions are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein on the date of this opinion (the “Applicable Law”), and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, including, without limitation, any federal or state law of the United States.

Notwithstanding the foregoing, we hereby consent to the filing of this opinions as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof.  We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly,

/s/ CASSELS BROCK & BLACKWELL LLP